Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-86951


PROSPECTUS  SUPPLEMENT  DATED December 20, 2000
(To Prospectus  filed on October 27, 1999)


                                PMC-SIERRA, INC.


                                   PROSPECTUS

                        7,182,246 Shares of Common Stock*
                             -----------------------



         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.



         ------------
         *Reflects 100% stock dividend payable February 11, 2000



         The table captioned "Selling Stockholders" commencing on page 11 of the Prospectus is hereby amended to reflect the following additions and changes.



                                                  Shares to be Offered for the
    Selling Stockholders                                Selling Stockholder
-----------------------------------------         -----------------------------

Philip Mahoney & Kelley Mahoney TTEES                                    79
Mahoney Family Trust Dated 12/15/95

Mingly Ventures Limited                                              17,678

Multitimes Limited                                                    1,964

YWCA of San Diego County                                                 70

The Wilderotter Foundation                                              100

Rice University                                                      25,000

Salt Lake Organizing Committee                                          300

Harvard Business school                                                 235